UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 14, 2008
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-22052 (Commission File No.)	65-0202059 (IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
     ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (the “Company”) has been unable obtain a review of the interim financial statements contained in the attached Exhibit 99.1 by an independent accountant using professional review standards and procedures, although such a review is required by Form 10-Q pursuant to Rule 10-01(d) of Regulation S-X. The Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code on July 23, 2008. Currently, the Company does not have the funds to pay an independent public accountant to review the interim financial statements and, therefore, is unable to file a Form 10-Q for the quarter ended June 30, 2008 as required by applicable SEC rules. As a result, the Company has furnished the information that would otherwise be filed in its Form 10-Q in Exhibit 99.1 attached hereto in order to disclose information about the Company’s financial state of affairs in a timely fashion.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.60	Asset Purchase Agreement, dated July 23, 2008, by and among ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions and ProxyMed Transaction Services, Inc., on the one hand, and MHC Acquisition Corp., on the other hand.

99.1	Report of ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions for the quarter ended June 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: August 14, 2008	/s/ Peter E. Fleming, III
Peter E. Fleming, III
Chief Executive Officer